Exhibit 99.1

Storage Technology Corporation           303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla J. Kimrey Vice President, Investor Relations 303-673-5020 ask_stk@storagetek.com

STORAGETEK ANNOUNCES SECOND QUARTER REVENUE
AND EARNINGS GROWTH

Total Revenue Increased by Over 7 Percent and Net Income Grew 57 Percent

LOUISVILLE, Colo., July 22, 2003 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced second quarter 2003 net income of $30.1 million, or $0.27 diluted earnings per share. These amounts compare to net income of $19.1 million, or $0.18 diluted earnings per share, for the second quarter of 2002. Revenue for the second quarter of 2003 was $527.3 million compared to $491.9 million for the second quarter of 2002.

Net income for the first six months of 2003 was $46.6 million, or $0.42 diluted earnings per share, compared to $25.1 million, or $0.23 diluted earnings per share, for the first six months of 2002. Revenue for the first six months of 2003 was $1.0 billion compared to $947.8 million for the first six months of 2002.

“We had a strong quarter in all sectors of our business,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “We executed well in Storage Services and in Online Solutions, and we gained market share in our Automated Tape Solutions. Our success is due to our approach that enables customers to view storage solutions on a holistic, enterprise-wide basis. StorageTek is a total solutions provider and is able to satisfy specific end-to-end storage solution needs. We’re seeing customers embrace our Information Lifecycle Management strategy as they look to maximize their budget dollars and streamline their storage environment.”

Storage services revenue was up 11 percent over second quarter 2002. “Our storage services business continues to be key for us. We continue to see a lot of opportunity in the services area both in the traditional maintenance as well as the professional services and consulting areas,” said Martin. “Our customers look to our services as a key enabler and a key component required to successfully integrate and implement an Information Lifecycle Management solution.”

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STORAGETEK ANNOUNCES Q2 2003 FINANCIAL RESULTS      2-2-2/

Financial highlights for the quarter include an increased cash balance of $806 million and quarterly cash flow from operations of approximately $70 million. “We continue to expand our presence in new addressable markets that offer opportunity for incremental revenue,” said Robert Kocol, StorageTek’s chief financial officer. “This additional revenue allows us to take advantage of a highly leveraged business model in order to produce earnings growth.”

StorageTek will conduct the second quarter 2003 financial results conference call today at 5:00 p.m. EDT. Please join us at http://storagetek.shareholder.com/medialist.cfm for a live audio webcast.

If you prefer to join via telephone line, please dial 800.946.0742 at least 5 minutes prior to the start of the call. International participants should dial 719.457.2650.

A replay of the call will be available on the web. The replay via phone line will be available beginning at 7:30 p.m. EDT today and running through midnight Tuesday, July 29, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 451120.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to continue to increase productivity; continued acceptance of our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; potential delivery delays from sub-contractors and increased lead time in ordering parts and components; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

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STORAGETEK ANNOUNCES Q2 2003 FINANCIAL RESULTS      3-3-3/

About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions that are easy to manage, integrate well with existing infrastructures and allow universal access to data across servers, media types and networks. StorageTek provides practical and safe storage solutions in disk, networking, services, tape and tape automation. For more information, see www.storagetek.com, or call 1.800.786.7835.

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TRADEMARKS: StorageTek is a registered trademark of Storage Technology Corp. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Six Months Ended
	06/27/03	06/28/02	06/27/03	06/28/02
Revenue
Storage products	$313,150	$299,879	$594,409	$582,044
Gross profit margin	46%	43%	46%	43%
Storage services	214,113	192,050	412,809	365,797
Gross profit margin	44%	45%	43%	44%

Total revenue	527,263	491,929	1,007,218	947,841
Cost of revenue	289,597	274,382	556,793	534,603

Gross profit	237,666	217,547	450,425	413,238
Gross profit margin	45%	44%	45%	44%
Research and product development costs	50,522	54,526	100,983	109,031
Selling, general, and administrative expense	146,206	136,998	287,023	270,994

Operating profit	40,938	26,023	62,419	33,213
Interest income	2,566	2,552	5,008	4,602
Interest expense	(398)	(545)	(867)	(1,028)

Income before income taxes	43,106	28,030	66,560	36,787
Provision for income taxes	(13,000)	(8,900)	(20,000)	(11,700)

Net income	$30,106	$19,130	$46,560	$25,087

EARNINGS PER COMMON SHARE
Basic earnings per common share	$0.28	$0.18	$0.43	$0.24

Weighted-average shares	107,653	105,009	107,172	104,720

Diluted earnings per common share	$0.27	$0.18	$0.42	$0.23

Weighted-average and dilutive potential shares	110,193	107,510	109,659	107,479

SUPPLEMENTAL FINANCIAL DATA - STORAGE PRODUCTS REVENUE
Tape products	$235,685	$235,597	$451,573	$462,764
Disk products	42,068	35,227	79,413	55,262
Network products	22,441	18,387	42,077	36,765
Other	12,956	10,668	21,346	27,253

Total storage products	$313,150	$299,879	$594,409	$582,044

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	06/27/03	12/27/02
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$806,153	$657,599
Accounts receivable	491,373	566,863
Inventories	122,334	133,275
Deferred income tax assets	115,245	99,246
Other current assets	5,349	7,256

Total current assets	1,540,454	1,464,239
Property, plant, and equipment	221,419	240,021
Spare parts for maintenance	44,333	39,346
Deferred income tax assets	102,200	114,002
Other assets	124,906	118,532

Total assets	$2,033,312	$1,976,140

LIABILITIES
Current liabilities:
Current portion of long-term debt	$989	$773
Accounts payable	100,393	135,348
Accrued liabilities	421,115	421,511
Income taxes payable	222,534	215,240
Other current liabilities	39,795	35,144

Total current liabilities	784,826	808,016
Long-term debt	10,794	10,361

Total liabilities	795,620	818,377

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	10,953	10,685
Capital in excess of par value	958,129	908,100
Retained earnings	306,720	260,160
Accumulated other comprehensive loss	(16,366)	(9,584)
Treasury stock	(4,949)	(4,444)
Unearned compensation	(16,795)	(7,154)

Total stockholders' equity	1,237,692	1,157,763

Total liabilities and stockholders' equity	$2,033,312	$1,976,140

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	06/27/03	06/28/02
OPERATING ACTIVITIES
Cash received from customers	$1,105,851	$1,006,002
Cash paid to suppliers and employees	(969,659)	(828,878)
Interest received	4,583	4,183
Interest paid	(675)	(844)
Income tax (paid) refunded	(7,360)	10,289

Net cash provided by operating activities	132,740	190,752

INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(20,643)	(75,512)
Proceeds from sale of property, plant, and equipment	3,706	177
Other assets	(774)	(13,138)

Net cash used in investing activities	(17,711)	(88,473)

FINANCING ACTIVITIES
Repayments of credit facilities, net	--	(73,401)
Proceeds from employee stock plans	32,456	14,047
Proceeds from other debt	650	1,107
Repayments of other debt	(1,122)	(1,637)

Net cash provided by (used in) financing activities	31,984	(59,884)

Effect of exchange rate changes on cash	1,541	(6,856)

Increase in cash and cash equivalents	148,554	35,539
Cash and cash equivalents - beginning of the period	657,599	453,217

Cash and cash equivalents - end of the period	$806,153	$488,756

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$46,560	$25,087
Depreciation and amortization expense	42,639	47,439
Inventory writedowns	11,204	21,338
Translation (gain) loss	11,070	(1,512)
Other non-cash adjustments to income	(10,978)	(1,964)
Decrease in accounts receivable	98,633	58,161
Increase in other current assets	(1,189)	(4,109)
(Increase) decrease in inventories	(3,763)	30,909
Increase in spare parts	(7,433)	(11,599)
Increase (decrease) in deferred income tax assets	(3,352)	993
Increase (decrease) in accounts payable	(37,126)	20,107
Decrease in accrued liabilities	(15,925)	(19,099)
Increase (decrease) in other current liabilities	(8,242)	4,405
Increase in income taxes payable	10,642	20,596

Net cash provided by operating activities	$132,740	$190,752